Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Aspyra, Inc.

Calabasas, CA

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Form SB-2 on Form S-3 of our report dated March 31, 2007, relating to the consolidated financial statements of Aspyra, Inc., appearing in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2007 as filed with the Securities and Exchange Commission.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO Seidman, LLP

BDO Seidman, LLP

Los Angeles, California

May 9, 2008